Exhibit 99.(q)(3)

CERTIFICATE OF THE VICE PRESIDENT AND ASSISTANT SECRETARY

OF

THE UBS FUNDS, UBS RELATIONSHIP FUNDS AND SMA RELATIONSHIP TRUST

THE UNDERSIGNED, a duly appointed Vice President and Assistant Secretary of The UBS Funds, UBS Relationship Funds and SMA Relationship Trust, each registered as a management investment company under the Investment Company Act of 1940, as amended (the “Trusts”), does hereby certify as follows:

The resolution set forth below was duly adopted by the Board of Trustees of each Trust (the “Board”) on September 6, 2018 at a meeting of the Board:

RESOLVED,

that Igor Lasun, President, be, and hereby is, designated as the Principal Executive Officer of each Trust for purposes of executing the registration statement of each Trust, and any amendments thereto, which are filed with the Securities and Exchange Commission, pursuant to Section (6)(a) under the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, I have hereunto set my hand as Vice President and Assistant Secretary of each Trust, this 19th day of October, 2018.

/s/ Keith A. Weller
Keith A. Weller
Vice President and Assistant Secretary